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                                                                 Exhibit (10)(e)

                  Amended and restated as of October 24, 1988

                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS

1.       Purpose of the Plan

         The purposes of this Plan are to attract and retain directors of exceptional ability and to encourage them to make a long-term commitment to The Hartford Steam Boiler Inspection and Insurance Company ("the Company").

2.       Administration

         The Plan shall be administered by the Compensation Committee of the Board of Directors together with the President of the Company (the "Plan Committee"). The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee will be final, conclusive and binding upon all parties concerned, unless otherwise determined by a majority of the Board of Directors.

3.       Eligibility

         (a) A Director who is not an employee of the Company or any of its subsidiaries and who has been a member of the Board for a minimum period of one full year shall be eligible to participate in the Plan.

         (b) To receive benefits under this Plan (other than the spousal death benefit described under Section 5 hereunder) a Director must continue as a member of the Board until his 55th birthday.

4.       Amount of and Timing of Benefit

         (a) A Director who has been a member of the Board for at least ten years shall be entitled to receive an annual retirement benefit equal to the annual retainer paid to such Director immediately prior to his or her retirement.

         (b) A Director with more than one full year but less than ten years of service on the Board shall be entitled to a prorated annual benefit based on the number of full years he or she has served on the Board divided by ten, multiplied by the annual retainer paid to such Director immediately prior to his or her retirement.

         (c) The benefit shall be paid in arrears in semi-annual installments on January 1st and July 1st of each year and shall be payable for the life of the Director. Benefit payments shall commence on the earlier of the January 1st or July 1st immediately following the Director's retirement.

         (d) The amount of benefit payable hereunder to retired directors may be adjusted periodically at the
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                 discretion of the Board of Directors.

 5.      Spousal Death Benefit

         (a) In the event of the death of a Director with at least one full year of service while still serving as a member of the Board, his or her spouse shall be entitled to receive a death benefit equal to 50% of the annual director's retainer in effect at the time of the director's death. The ten years of service requirement will be waived in the event of the Director's death while still serving as a member of the Board.

         (b) The death benefit will be paid in arrears in equal, semi-annual installments on January 1st and July 1st of each year until the spouse dies or remarries.

6.       Unfunded Obligations; Trust Agreement

         The Company will pay from its general assets all benefits to be paid hereunder. However, the Company may in its discretion, establish a trust, escrow agreement or similar arrangement in order to aid the Company in meeting its obligations hereunder.

         Any assets transferred by the Company into any such arrangement shall remain at all times assets of the Company and subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency of the Company. No security interest in such assets shall be created in a Director's favor and a Director's rights under this Plan and under any such arrangement shall be those of a general unsecured creditor of the Company.

7.       Assignment and Alienation

         Benefits under this Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process. If a Director became bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, such benefit shall, in the discretion of the Company, cease and terminate, in which event the Company may hold or apply the same or any part thereof for the benefit of such Director, his or her beneficiary, spouse, children, other dependants or any of such individuals, in such manner and in such proportion as the Company may deem proper.

8.       Amendment and Termination

         The Company reserves the right by action of its Board of Directors to amend, terminate, or waive any requirement of the Plan at any time, except that no such action may reduce any benefit that has accrued under this Plan for any Director or retired Director's without such Director's or retired Director's written consent.
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9.       Change in Control

         In the event of a Change in Control of the Company, this Plan shall continue to be binding upon the Company, any successor in interest to the Company and all persons in control of the Company or any successor thereto and no transaction or series of transactions shall have the effect of reducing or eliminating the benefits payable to a Director that have not been distributed unless accrued consented to in writing by such affected Director. A "Change in Control" as referred to under this Plan shall be deemed to have occurred if:

         (a) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

         (b) during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

         (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

         (d) the shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) the sale or other disposition of all or substantially all the
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                 Company assets.

10.      Governing Law

         This Plan shall be governed at all times in accordance with the laws of the State of Connecticut.

11.      Effective Date

         This Plan will become effective as of September 28, 1981.